UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 30, 2004 (Date of earliest event reported)

CENTRA SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27861	04-3268918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Bedford Street

Lexington, MA 02420

(Address of principal executive offices)

Telephone: (781) 861-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2004, the Company entered into a consulting agreement with its founder, Mr. Leon Navickas, to provide transition services in connection with Mr. Navickas’ departure from the Company. Under the terms of the agreement, Mr. Navickas will perform certain consulting services for the Company for a three-week period beginning October 4, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On September 30, 2004, the Company announced that Mr. Leon Navickas, its founder, will leave his senior management role of Chief Strategy Officer of Centra in order to pursue new opportunities. Mr. Navickas’ duties as Chief Strategy Officer are being assumed by other members of the executive team within the organization. He will remain Chairman of the Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit Number	Description
99.1	Press Release dated September 30, 2004, issued by Centra Software, Inc., announcing departure of Company founder and Chief Strategy Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2004	CENTRA SOFTWARE, INC.

	By:	/s/ Paul R. Gudonis
	Name:	Paul R. Gudonis
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 30, 2004 issued by Centra Software, Inc., announcing departure of Company founder and Chief Strategy Officer.